Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the financial statements of CompuDyne Corporation dated March 8, 2004 appearing in the Annual Report on Form 10-K of CompuDyne Corporation for the year ended December 31, 2005.



/s/DELOITTE & TOUCHE, LLP
Baltimore, Maryland
August 10, 2006